Exhibit 99.1

                                                                   [LOGO] DynTek

                                                                   PRESS RELEASE
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For more information, contact:
Linda Ford
DynTek, Inc.
949-798-7215
linda.ford@dyntek.com

                DynTek's Securities Expected to Trade on NASD OTC

 Company Provides Guidance on Current Quarter; Expects to Exceed Revenue Targets

Irvine, CA -December 16, 2004- DynTek, Inc. (Nasdaq: DYTK, DYTKP, DYTKW), a leading provider of professional technology services and IT security solutions, today announced that it has decided to voluntarily delist its securities from the Nasdaq SmallCap Market and to move to the NASD OTC Bulletin Board. The Company arrived at this decision subsequent to receipt of a deficiency letter from the Staff of the Nasdaq Stock Market, which stated that the Staff believes the Company did not comply with shareholder approval requirements in Marketplace Rule 4350(i)(1)(D)(i) with respect to certain sales of the Company's securities in 2003, including sales of the Company's shares by a former major shareholder over which the Company had no control.

"DynTek continues to believe that the Company acted in compliance with the Nasdaq shareholder approval requirements in the Marketplace Rule," stated Steve Ross, DynTek's chief executive officer. "However, the Staff has indicated that it does not agree with the Company's position, and we believe that the ongoing costs, distractions and uncertainties of a lengthy process to maintain the SmallCap listing are not warranted at this time. Such uncertainty does not benefit our shareholders, especially at a time when we are making significant progress on many business fronts. We feel that our stakeholders would be better served by channeling our resources into efforts that will accelerate the profitable growth of our company."

"With respect to such growth, we are tracking ahead of our $20 million revenue target for the current quarter ending December 31, 2004," Ross continued. "This would represent a 104% increase over the Company's revenues of $9.8 million from the same quarter last year, and a 43% increase in revenues from our most recent quarter ended September 30, 2004. We believe that the Company is on track to reach our previously announced targets of $100 million in revenues and profitability for calendar 2005. There should be no significant diminution in liquidity on the OTC Bulletin Board or a reduction in access to information by shareholders. We will continue to focus on building our business, meeting our targets, and perhaps later seek listing on the American Stock Exchange or Nasdaq National Market System, rather than going through a lengthy, expensive and uncertain process to maintain the SmallCap listing at this time."

DynTek's common stock, Series A Preferred Stock and Class A Warrants are expected to trade under the symbol DYTK on the OTC Bulletin Board, effective on or about December 20, 2004.

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                                                                   [LOGO] DynTek
                                                                   PRESS RELEASE
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About DynTek

DynTek is a leading provider of professional technology services to government, education and mid-market commercial customers in the largest IT markets nationwide. The company provides solutions that address the critical business needs of organizations today, such as IT security, voice and data convergence
(VOIP), enterprise access and technology management. Our practice areas incorporate an approach and methodology derived from more than 18 years of experience in the assessment, design, implementation, management and support of technology solutions. For more information, visit www.dyntek.com.

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Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Investors are cautioned that certain statements in this release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors. Such uncertainties and risks include, among others, success in reaching target markets for services and products in a highly competitive market and the ability to attract future customers, the ability to finance and sustain operations, including the ability to comply with the terms of the Textron Factoring Facility and/or the amended Laurus Funds Note, and to extend such obligations when either becomes due, or to replace them with alternative financing, the ability to raise equity capital in the future, despite historical losses from operations, the ability to fulfill the Company's obligations to third parties, and ability to resolve successfully certain ongoing litigation over contract performance in the state of Virginia, the size and timing of additional significant orders and their fulfillment, the ability to turn contract backlog into revenue and net income, the continuing desire of state and local governments to outsource to private contractors, the ability to successfully integrate ITI and Redrock, the ability to continue to implement an acquisition growth strategy, the ability to achieve financial targets, the retention of certain key managers, the performance of successful government and commercial technology services, the ability to develop and upgrade our technology, the continuation of general economic and business conditions that are conducive to governmental outsourcing of service performance and the acquisition of other services and product, the ability to list and maintain its securities on the NASD OTC Bulletin Board or other markets in the future, and such other risks and uncertainties included in our Annual Report on Form 10-K filed on September 29, 2004, our Quarterly Report on Form 10-Q filed on November 15, 2004, and other SEC filings. The Company has no obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.